Introduction to MAM Software Group, Inc Michael G. Jamieson - Chief Executive Officer Charles F. Trapp - Executive Vice President & Chief Financial Officer Introduction © MAM Software Group 2012

Statements and/or figures included in this presentation that are not historical facts (including any statements or projection s c oncerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto ), are forward - looking statements. These statements can be identified by the use of forward - looking terminology including “forecast,” “ may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future exp ect ations, contain projections of results of operations or of financial condition or state other “forward - looking” information. We and our representatives may from time to time make other oral or written statements that are also forward - looking statements. These forward - looking statements are made based upon management’s current plans, and best expectations, estimates, assumptions and beliefs concerning future events that may impact the company’s future prospects and therefore involve a number of risks a nd uncertainties. MAM Software Group, Inc cautions that forward - looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward - looking statements. Because these forward - looking statements involve risks and uncertainties, actual results could differ materially from those expr essed or implied by these forward - looking statements for a number of important reasons. MAM Software Group, Inc. expressly disclaims any intention or obligation to revise or update any forward - looking statements whether as a result of new information, future events , or otherwise. Safe harbor statement © MAM Software Group 2012

MAM Software is a leader in developing, marketing and supporting integrated business management solutions for the automotive aftermarket and vertical markets Who are we? © MAM Software Group 2012

MAM Software develops a range of business management, data and e - commerce solutions that help companies conduct their business more efficiently, encourage customer loyalty and increase revenue What do we do? © MAM Software Group 2012 Business Management Software Wholesale & retail sales Purchasing & inventory Integrated accounting Business analysis & CRM e - CommerceSolutions B2B web portals B2C web sites A2A connectivity solutions Data Products & Services All - makes auto parts catalog Data management On - demand services

▪ Actively targeting the UK and US aftermarkets: Tires, parts, and accessories ▪ Also targeting UK vertical markets including construction materials supply and general wholesaling ▪ Possess a range of solutions designed for all links in the supply chain: Who is our target audience? © MAM Software Group 2012

▪ Dominant UK aftermarket position (70% penetration) ▪ Industry leader with high barriers to entry: o Proven technology o Widespread market acceptance o Mature relationships with leading groups ▪ Significant customer base with strong recurring revenues ▪ Comprehensive product portfolio comprising modern complementary solutions ▪ Solid tire customer base in North America ▪ Steady auto parts growth in North America ▪ Exceptional staff with extensive knowledge and experience of the automotive aftermarket ▪ Technology Roadmap focussed on SaaS What are our strengths? © MAM Software Group 2012

Who are our customers? © MAM Software Group 2012 UK Auto US Auto US Tire

Opportunities & strategies

mamsoftware

- Accelerate rate of growth of Autopart in North America
  - Target program groups to endorse and promote Autopart to their memberships
  - Market Autopart to WDs as a solution they deploy and/or promote downstream
  - Direct targeting of jobbers/wholesalers
- Maintain healthy UK Autopart revenues
  - Target new business start-ups and competitive users
  - Target users of legacy solutions
  - Develop additional modules and functionality
  - Maximize supplementary sales and recurring revenues

	UK Potential	UK Penetration	NA Potential	NA Penetration
Warehouse Distributors	2	0	637	74
Factors / Jobbers	3,500	1,200	27,500	20

© MAM Software Group 2012

Opportunities & strategies

mamsoftware

- Continued growth of Autowork Online in the UK
  - Innovative SAAS tire and repair shop management application
  - Successfully launched in the UK in Spring 2010
  - Positioned as a 'cloud' alternative to legacy MAM Autowork
- Launch Autowork Online in North America
  - Replicate the UK's successful 'top-down' approach
  - Target programs, distributors and end users
  - Price positioned to differentiate from existing VAST products

	UK Potential	UK Penetration	NA Potential	NA Penetration
Service & Repair Centers	25,000	4,000	76,200	221
Tire Retailers	5,500	20	19,000	103

© MAM Software Group 2012

Opportunities & strategies

mamsoftware

- Increase penetration of UK tire sector
  - Continue development of existing solutions
  - Target wholesalers as both users of enterprise solutions and 'distributors' of SAAS solutions
  - Target multi-site installers as users of enterprise solutions
  - Target single-site installers as users of SAAS solutions
- Increase penetration of North American tire sector
  - Consolidate product stack and replace aging legacy software
  - Leverage strategic alliances and develop new partnerships
  - Direct targeting of wholesalers and installers

	UK Potential	UK Penetration	NA Potential	NA Penetration
Tire Wholesalers	20	3	300	22
Tire Retailers	5,500	20	19,000	103

© MAM Software Group 2012

Opportunities & strategies

mamsoftware

- Introduce Autocat+ into North America
  - UK's leading all-makes parts catalog with >10,000 users
  - Currently reselling US catalogs from Epicor and WHI (eBay)
- Accelerate rate of growth of Trader in UK
  - Modified version of Autopart aimed specifically at vertical wholesale distribution markets
  - Target trade and buying groups to endorse and promote Trader to their merchant members
  - Direct targeting of merchants and wholesalers

	UK Potential	UK Penetration		UK Potential	UK Penetration
Builders' Merchants	3,700	20	Plumbers' Merchants	2,500	4
Electrical Supplies	2,500	2	Other wholesale	82,000	20

© MAM Software Group 2012

Financials © MAM Software Group 2012 Financial Results

Financials © MAM Software Group 2012

Financials © MAM Software Group 2012 MAM Software Group Revenue [A] Annualized data does not represent a projection of results. Shown for comparison purposes only

Financials © MAM Software Group 2012 Cash on Hand vs Total Debt

Financials © MAM Software Group 2012 Debt vs Equity Ratio

Financials © MAM Software Group 2012

Financials © MAM Software Group 2012

Financials © MAM Software Group 2012

Financials © MAM Software Group 2012